REMEDENT, INC. ANNOUNCES EXCLUSIVE DISTRIBUTION AGREEMENT WITH LEADING OTC DISTRITUBOR ENCOMPASSING THE NETHERLANDS

DEURLE, Belgium—December 14, 2007 - Remedent, Inc. (OTCBB: REMI) today announced that it has signed an exclusive distribution agreement with a leading OTC distributor in the Netherlands. The terms call for this distributor to sell a private label kit similar to Reme)sense™, to treat sensitive teeth in the Netherlands and calls for an initial order and a minimum yearly performance. Remedent has agreed to deliver the product in packed form and ready for sale, while the distributor will be responsible to promote and advertise the product to the marketplace within the Netherlands. The agreement gives the distributor exclusive distribution rights to sell and distribute this product in the Netherlands using all its own distribution channels. First shipments are expected to commence during the first quarter of 2008.

The product will be for sensitive teeth, which is one of the most common complaints adults have about their teeth. The kit will contain six foam strips and on double tray, similar to the Reme)sense kit. Each package contains enough strips to provide relief for a total of three months, by applying an easy, once-a-month 10-minute application.

Mr. Robin List, CEO of Remedent, noted, “We are pleased to have reached this agreement with a leading OTC distributor in the Netherlands and announce another distribution agreement for our teeth sensitizing product. We believe our new partner has the proper relationships to create market acceptability for a new approach and solution to those adults who suffer from sensitive teeth. We continue to anticipate additional distribution agreements, especially in Europe, where we need to partner with distribution leaders in each country where pharmacies tend to be highly fragmented and rely upon distributors like this new one, to help with their product inventory.”

About Remedent, Inc.

Remedent, Inc., a publicly-traded company on the OTCBB, specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. With offices in California, Belgium and Singapore, Remedent distributes its products in more then 35 countries. For additional information, visit Remedent's web site at www.remedent.com.

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Robin List, the statements regarding growth of the Reme)senseTM product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

Remedent, Inc.

Robin List, 011-32475358090

CEO

robinl@remedent.com

or

Wolfe Axelrod Weinberger Associates, LLC

Stephen D. Axelrod, CFA (Investors)

212-370-4500

steve@wolfeaxelrod.com

Senior VP Alisa Steinberg (Media)

212-370-4500

alisa@wolfeaxelrod.com